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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2003 (except for Note 21, as to which the date is February 10, 2003), with respect to the financial statements of Bluegreen Corporation included in Amendment No. 2 to the Registration Statement (Form S-1) and related prospectus of Levitt Corporation for the registration of $100,000,000 of its term subordinated investment notes.

                                    /s/ Ernst & Young LLP
                                    Ernst & Young LLP

West Palm Beach, Florida
September 3, 2003